Exhibit 10.1

LEASE

THIS LEASE, made and entered into this 15th day of February, 2007, by and between JAML LTD, LLLP an Arizona Limited Liability Limited Partnership, hereinafter referred to as “Lessor”, and STEN CORPORATION a MINNESOTA Corporation, hereinafter referred to as “Lessee”.

WITNESSETH:

WHEREAS, Lessee is desirous of leasing from Lessor, certain real property located at 3148 E. Bell Rd, Phoenix, Arizona (approximately 200’ x 172’ more or less).

NOW THEREFORE, it is mutually agreed by and between the parties as follows:

1.

Description of Property and Term

(a)

For and in consideration of the agreement of Lessee to pay the rental and other sums, and to perform the terms, covenants and conditions on its part herein contained, Lessor hereby leases to Lessee, and Lessee hereby hires and takes from Lessor, the aforementioned premises, together with two 12X 60 Modular Offices, I.D. Nos. R8927-2460-02 and R8927-2460-01 also described as ROW8927 A/B, and all other improvements located thereon, in an “As Is” condition.  Lessor represents the Property is zoned C-3, and is otherwise suitable for the anticipated use by Lessee, for the sale, lease and repair of Automobiles and trucks.

(b)

The term of this Lease shall commence on the 1st day of April 2007 and shall be for a period of One Year and seven months, expiring on the 31st day of August 2008, unless sooner terminated.

2.

Rental

(a)

Lessee shall pay as rental, at such place as may be designated from time to time by Lessor, advance monthly rental of Six Thousand Three Hundred Thirty Four Dollars and Ninety Five Cents ($6,334.95) per month, commencing April 1st, 2007 and on the first day of each month thereafter during the term of this Lease, plus all rental sales tax, real property taxes, and personal property taxes during the term of this Lease.

(b)

All rentals are payable in lawful money of the United States, in advance, on the 1st day of each calendar month during the Lease term, without any deduction or offset whatsoever.

(c)

Lessor also acknowledges receipt of the sum of Fourteen Thousand Three Hundred Fifty Five Dollars and Eighteen Cents ($14,355.18) as a security deposit upon execution of this Lease by Lessee (but not as a trust fund) for the performance by Lessee of all of the terms, covenants and conditions of this Lease to be kept and performed by Lessee.  Such security deposit shall be returned to Lessee, without interest, upon the termination of this Lease, provided Lessee has complied with all of the terms, covenants and conditions hereof, and after Lessee has vacated the leased premises and returned all keys to Lessor.

(d)

Lessee agrees to pay to Lessor a late fee of five percent (5%) of any monthly installment of rent not received by Lessor within seven days of its due date.

3.

Use of Premises

(a)

Lessee shall use the leased premises for the sale of new and used automobiles and trucks, and for servicing said vehicles, and for all uses reasonably related to the foregoing.  Lessee agrees that Lessee will not use the leased premises for any other purpose without the prior written approval of Lessor.

(b)

Lessee shall not commit, or suffer to be committed, any nuisance or other act or thing against public policy or which may disturb the quiet enjoyment of the neighboring properties.

(c)

Lessee agrees not to use or permit the use of the premises or any part thereof for any purpose prohibited by law, and Lessee agrees,at its sole expense, to comply with and conform to all of the requirements of all governmental authorities having jurisdiction thereof relating in any way to the condition, use and occupancy of the premises throughout the entire term of this Lease.

(d)

Lessee represents and agrees that it will not store, use, or handle any hazardous substances on the property. Lessee agrees to indemnify and hold harmless Lessor from and against any and all damage, liability, loss, or expense which Lessor may suffer or incur as a result of a breach by Lessee of the representations contained herein.

4.

Utilities

(a)

Lessee shall be responsible for and pay all utilities supplied to the leases premises.

5.

Lessee’s Right to Construct

(a)

Lessee shall have the right, at its own cost and expense, to make improvements to the leased premises.  Said improvements shall be in compliance with all then applicable building codes and ordinances but prior thereto, Lessee shall obtain the written consent of Lessor, which consent shall not be unreasonably withheld or delayed by Lessor.  All improvements to the leased premises shall inure to the benefit of Lessor.

6.

Acceptance of Premises

(a)

No representations have been made to Lessee respecting the condition of the premises, except those expressly made in this agreement.  By entry, Lessee accepts the premises as being free from defect and in good, clean and sanitary order, condition and repair, and Lessee agrees to keep the premises in such condition.  Lessee agrees on the last day of the term hereby created or sooner termination of this Lease, to surrender unto Lessor the premises in good condition and repair, ordinary wear and tear excepted.

7.

Taxes

(a)

Real Estate Taxes.  In addition to all rentals herein reserved, Lessee shall pay to Lessor annual real estate taxes levied upon the demised premises.  Lessor shall have the right to estimate the amount of taxes next due and to collect and impound from Lessee on a monthly basis as Lessor, in its discretion, may determine the amount of Lessee’s estimated tax obligation.  In the event the demised premises are not separately assessed, the applicable taxes and assessments shall be determined by the ratio that the square footage of the demised premises bears to the total square feet of the property assessed plus the assessed value of the improvements on the leased premises.  Any such tax for the year in which this lease commences or ends shall be apportioned and adjusted.  With respect to any assessment which may be levied against or upon the demised premises and which, under the laws then in force, may be evidenced by improvement or other bonds payable in annual installments, only the annual payments on said assessment shall be included in computing Lessee’s obligation for real estate taxes and assessments.  The term “real estate taxes and assessments” as used herein shall be deemed to mean all taxes imposed upon the real property and permanent improvements constituting the demised premises, and all assessments levied against said demised premises, but shall not include personal income taxes, inheritance taxes, or franchise taxes, levied against the Lessor, but not directly against said property, even though such taxes may or shall become a lien against said property.  Lessee shall have the right, at its cost and expense, to protest any taxes and Lessor shall cooperate with Lessee.

(b)

Taxes on Rentals and Other Sums Payable by Lessee.  Lessee shall pay to Lessor, in addition to and along with the rental otherwise payable hereunder, a sum equal to the aggregate of any municipal, city, county, state or federal excise, sales, use or privilege taxes legally levied or imposed, or hereafter legally levied or imposed, during the term hereof or any extension or renewal hereof, against or on account of the amounts payable hereunder or the receipts thereof by Lessor (except state, federal, or any other income taxes imposed or levied against Lessor), which shall be paid monthly with the installments of rental as hereinabove provided.

(c)

Personal Property Taxes.  Lessee shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment and all other personal property belonging to Lessor or Lessee and placed on the demised premises by the Lessor or Lessee including the two 12X 60 Modular Office buildings Ser #R8927-2460-02 and R8927-2460-01 also described as #ROW8927 A/B.  In the event any or all of the Lessee’s fixtures, furnishings, equipment and other personal property are assessed along with Landlord’s property, the Lessee shall pay to Landlord its share of such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount of such taxes applicable to the Lessee’s property.  At Lessor’s option, Lessee shall pay said personal property taxes on a monthly basis, in advance, based upon the prior year’s taxes.

8.

Repairs

(a)

Lessee agrees to keep and maintain the leased premises in good condition and repair.  It is the intention of the Lessor and the Lessee that the rent herein specified shall be net to the Lessor in each year during the term of this Lease, and that all costs, expenses, and obligations of every kind relating to the leased property which may arise or become due during the term of this Lease shall be paid by Lessee. In the event the building is totally or partially destroyed by fire or other casualty, Lessor, in its sole discretion, shall within twenty (20) days of such event, shall determine whether or not to repair or rebuild.  If Lessor determines not to repair or rebuild, this Lease shall terminate, upon written notice to Lessee within said twenty (20) day period effective upon the date said terminating event took place.

9.

Condemnation

(a)

If at any time during the term of this Lease any part of the demised                          premises shall be taken for street widening purposes only, by the exercise of the right of condemnation or eminent domain, the Lessor shall be entitled to and shall receive any and all awards that may be made in any such proceeding or by way of settlement or purchase in lieu of condemnation, without reduction of rent, unless such award includes payment by the appropriate governmental entity for the loss of Lessee’s business or good-will.  In the event such taking substantially impairs Lessee’s business operations, then in such event, Lessee shall have the option of terminating this Lease without further liability beyond the date of termination.

        10.  Liability

(a)

Lessee agrees that Lessor shall not, at any time or to any extent whatsoever, be liable, responsible or in any way accountable for any loss, injury, death or damage to persons or property, from any cause or causes whatsoever, except that caused by the willful act or negligence of Lessor, its agents or employees, which at any time may be suffered or sustained by Lessee, or by any person whosoever at any time may be using, occupying or visiting the premises, and Lessee agrees to indemnify and save Lessor harmless from any and all claims, liabilities, losses, damages, costs and expenses whatsoever arising out of any such loss, injury, death or damage, however occurring, except if same occurs as a result of the willful or negligent act of Lessor, its agents, employees, or the like.  Lessee agrees to pay for all damages done to the premises by Lessee or any person or persons permitted on the premises by Lessee.

        11.  Entry by Lessor

         (a) Lessor shall have the right to enter the premises at all reasonable times to inspect the same and, during the ninety (90) days prior to the expiration of this Lease, to exhibit the premises to prospective Lessee’s and to place upon the premises any usual or ordinary “To Let” or “To Lease” signs.

12.

Transfer of Lessor’s Interest

                          (a) Lessor hereby reserves the right to sell, assign, or transfer this Lease and the leased premises upon the condition this Lease shall remain in full force and effect.

13.

Assignment and Subletting

(a)

Lessee shall not assign this Lease, nor sublet all or any portion of the premises, nor permit the use of all or any part of the premises by persons other than Lessee without prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed and any such attempted assignment, sublease or permission without such consent shall be void and, at the option of Lessor, shall terminate this Lease.  Lessor’s consent shall not release Lessee of its obligation’s under this Lease.

(b)

Lessee agrees that, in the event any proceedings under the Bankruptcy Act or any amendment thereto be commenced by or against Lessee and, if against Lessee, said proceedings shall not be dismissed before either an adjudication in Bankruptcy or the confirmation of a composition, arrangement or plan of reorganization, or in the event Lessee be adjudged insolvent or make an assignment for the benefit of its creditors, or if a Writ of Attachment or Execution be levied on the Lease hold estate hereby created and not released or satisfied within fifteen (15) days thereafter, or if a receiver be appointed in any proceeding or action to which Lessee is a party with authority to take possession or control of the premises or the business conducted thereon by Lessee and such receiver be not discharged within a period of fifteen (15) days after his appointment, any such event shall constitute a breach of this Lease by Lessee and, at the option of Lessor and without notice or entry or other action of Lessor, shall terminate this Lease and also all rights of Lessee under this Lease and any and all persons claiming under Lessee, in and to the premises.

14.

Default

(a)

If Lessee shall fail to pay any part of the rent herein provided or any other sum required by this Lease to be paid to Lessor at the time or in the manner provided, or if default shall be made in any of the other covenants or conditions on its part agreed to be performed, besides other rights or remedies it may have, under this Lease or otherwise, if such failure to pay rent or such other sum or such default shall continue for a period of five (5) days, then Lessor may either (i) terminate this Lease or (ii) re-enter the premises by summary proceedings or otherwise, remove all persons and property from the premises without liability to any person for damages sustained by reason of such removal, and re-let the premises at such rental and upon such other terms and conditions as Lessor, in its sole discretion, may deem advisable.  In such event, Lessee shall remain liable for the monthly rent reserved in this Lease, plus the reasonable cost of obtaining possession of and re-letting the premises and of any repairs and alterations necessary to prepare them for re-letting, less the rents received from such re-letting, if any.  Any and all monthly deficiencies so payable by Lessee shall be paid monthly on the date herein provided for the payment of rent.  No such re-entry or taking possession of the premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee, or unless the termination thereof be decreed by a court of competent jurisdiction.  Notwithstanding any such re-letting without termination, Lessor may, at any time thereafter, elect to terminate this Lease for such previous breach.  Should Lessor at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the cost of recovering the premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

(b)

All remedies herein conferred upon Lessor shall be cumulative, and no one exclusive of any other remedy conferred herein or by law.  If Lessee is in default, Lessor may prevent removal of property from the premises by any lawful means it deems necessary to protect its interests.

15.

Attorney’s Fees

(a)

If any action shall be brought to recover any rental under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, or conditions of this Lease, or for the recovery of possession of the premises, the prevailing party shall be entitled to recover from the non-prevailing party, as part of prevailing party’s costs, a reasonable attorney’s fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

(b)

If any person not a party to this Lease shall institute an action against Lessee in which Lessor, involuntarily and without cause, shall be made a party defendant.Lessee shall indemnify and save Lessor harmless from all liabilities by reason thereof, including reasonable attorney’s fees and costs incurred by Lessor in such action.

16.

Insurance

(a)

During the term of this Lease, Lessee shall maintain and pay for property damage and public liability insurance against claims for personal injury, death or property damage occurring on the premises naming the Lessor as a co-insured.  The limits of liability of such insurance shall be not less that One Million Dollars ($1,000,000.00) for public liability insurance and One Million Dollars ($1,000,000.00) for damage or injury to property with such insurance company that is acceptable to Lessor.  Upon issuance of said policies, Lessee shall promptly mail copies of the same to Lessor.  In addition, said insurance company shall agree to give Lessor a ten (10) day written notice of cancellation.

(b)

Lessee hereby agrees to indemnify and hold harmless Lessor from and against any and all damage, loss, liability or expense, including but not limited to, attorney’s fees and legal costs suffered by Lessor directly or by reason of any claim, suit or judgment brought by or in favor of any person or person’s for damage, loss, or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, or is occasioned by or in any way attributable to the use or occupancy of the demised premises by the Lessee or otherwise, and acts or omissions of the Lessee, its agents, employees or any contractors brought onto said premises by the Lessee, except that caused by the negligence or willful acts of Lessor.  Lessee agrees that the obligations assumed herein shall survive this Lease.

(c)

Lessee shall reimburse Lessor the cost of insuring the mobile offices against loss by fire upon receipt of a bill for said insurance.

17.

Lessee’s Fixtures

(a)

Lessee, at any time Lessee is not in default hereunder, may remove its trade fixtures and equipment installed on the premises by Lessee, but shall repair any damage caused by such removal.

18.

Lessor’s Covenant of Quiet Enjoyment

(a)

Lessor hereby covenants that upon payment by the Lessee of the rental payments herein provided, and upon the observance and performance of all the covenants, terms, and conditions on Lessee’s part to be observed and performed, Lessee shall peaceably and quietly hold and enjoy the premises for the term hereby demised without hindrance or interruption by Lessor or any other person or persons lawfully or equitably claiming by, through or under the Lessor, subject, nevertheless, to the term and conditions of this Lease.

19.

No Representations

(a)

It is mutually agreed that no representations, warranties, covenants, or agreements, express, or implied, have been made other than as expressly set fourth herein, and that this Lease constitutes the entire agreement between the parties hereto.

20.

Notices

(a)

All notices, demands, or other writings in this Lease provided to be given, made or sent by either party hereto to the other shall be deemed to have been fully given, made, or sent when made in writing and deposited in the United States mail, Certified or Registered, and postage prepaid and addressed as follows:

To Lessor:                                                       To Lessee:

JAML LTD                                                                        STEN CORPORATION

P.O. BOX 8457                                                                  C/O KENNETH W. BRIMMER

SCOTTSDALE, ARIZONA 85252-8457                         10275 WAYZATA BLVD. S

                                                                                            Suite # 310

                                                                                            Minnetonka, MN 55305

21.

Waiver

(a)

The waiver by Lessor of any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition herein contained.  The subsequent acceptance of rental hereunder by Lessor shall not be deemed a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Lease.  None of the terms, covenants, or conditions of this Lease can be waived by either Lessor or Lessee, except by appropriate written agreement duly executed by both of the parties hereto.

22.

Advertising Sign

(a)

It is expressly understood and agreed that Lessor shall be entitled to retain the rental from an outdoor advertising sign presently with Clear Channel Outdoor Inc., or other advertising company, which Lease for an advertising sign is presently on the leased premises, and Lessee consents that said sign shall remain on the leased premises, together with the right of Clear Channel Outdoor Inc., or other advertising company, to have access to said sign at all times and from time to time.  Lessee agrees not to block or obstruct the view of the existing Clear Channel Advertising Sign in any way.

23.

Corporate Resolution

(a)

Lessee shall provide Lessor with a corporate resolution authorizing Lessee to enter into this Lease and designating the proper officer authorized to execute this Lease.

24.

Possession

             (a) Lessee shall take possession of the leased premises on April 1st, 2007 which date shall be the commencement date of this Lease and the date the first monthly rental shall be due. In the event Lessor is unable to deliver possession of the leased premises to Lessee on said date, then, in such event, the lease shall not commence until Lessor is able to deliver possession of the Leased premises to Lessee.

IN THE WITNESS WHEREOF, the parties hereto have executed this Lease Agreement on the day, month and year first above written.

JAML LTD, LLLP

                                               By_________________________________

                                                    ROBERT J. CAMPO

                                                    General Partner

                                                          “Lessor”

STEN CORPORATION

By:_____________________________________

      KENNETH W. BRIMMER

       CHAIRMAN AND CHIEF EXECUTIVE OFFICE

        “Lessee”

Rent                                                $6,334.95

Estimated Property Tax                 $   711.15

Monthly Sales Tax                           $ 169.11

Total Monthly Rent                        $7,215.21

STATE OF ARIZONA         )

                                               ) ss.

County of Maricopa               )

The foregoing Lease was acknowledged before me this _____day of February 2007, by Robert J. Campo, General Partner,of JAML LTD, LLLP, an Arizona Limited Liability Limited Partnership.

______________________________

Notary Public

My commission expires:

__________________________

STATE OF Minnesota         )

                                               )  ss.

County of________________  )

The foregoing Lease was acknowledged before me this _____day of February 2007, by Kenneth W. Brimmer, Chairman and Chief Executive Officer of STEN CORPORATION,  a Minnesota  Corporation

______________________________

Notary Public

My commission expires

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Lessor Initials                                                                                     Lessee Initials